Exhibit 99.1

NEOFORMA RECEIVES NASDAQ STAFF DETERMINATION LETTER FOR NOT

HOLDING ANNUAL MEETING IN 2005

Neoforma currently plans to hold annual meeting of stockholders in early 2006;

stockholders to vote on proposed GHX transaction at that time

SAN JOSE, CA – January 9, 2006 – On January 4, 2006, Neoforma, Inc. (Nasdaq: NEOF), a leading provider of supply chain management solutions for the healthcare industry, was notified by the Nasdaq Listing Qualifications Department (the Staff) that, as a result of the Company not holding an annual meeting in calendar 2005, it is not in compliance with requirements set forth in Nasdaq Marketplace Rules 4350(e) and 4350(g) and that the Company’s common stock, therefore, is subject to delisting from The Nasdaq Stock Market. Nasdaq Marketplace Rule 4350(e) requires that Nasdaq issuers hold an annual meeting of stockholders, and Nasdaq Marketplace Rule 4350(g) requires that issuers solicit proxies and provide proxy statements for all meetings of stockholders. The Company currently intends to hold its annual meeting early in 2006, at which time the Company will seek stockholder approval of the pending transaction with Global Healthcare Exchange, LLC (GHX).

Neoforma intends to request an appeal hearing before a Nasdaq Listing Qualifications Panel (the Panel) to review the Staff determination in accordance with Nasdaq Marketplace Rule 4820(a). The time and place of such a hearing will be determined by the Panel. Pursuant to the same Nasdaq Marketplace Rule 4820(a), a request for a hearing will stay the scheduled delisting of Neoforma’s common stock pending the Panel’s determination. There can be no assurance that the Panel will grant the Company’s request for continued listing.

“In 2005, we elected to postpone the holding of our annual stockholder meeting because we knew that our evaluation of strategic alternatives might require stockholder consideration and approval. This decision saved Neoforma the expense and confusion of soliciting multiple proxies and holding multiple stockholder meetings in a relatively short time period,” says Bob Zollars, chairman and chief executive officer of Neoforma.

On October 10, 2005, Neoforma entered into a definitive merger agreement for GHX to acquire Neoforma. The transaction remains subject to approval by stockholders representing a majority of Neoforma’s shares that are not held by VHA Inc. and the University HealthSystem Consortium and that vote on the transaction, as well as GHX’s receipt of anticipated debt financing and other customary conditions. In connection with the proposed transaction, Neoforma filed a preliminary proxy statement with the Securities and Exchange Commission on

November 10, 2005 and an amended preliminary proxy statement on January 4, 2006. The preliminary proxy statement and other information filed with the SEC are currently available on Neoforma’s Web site at http://www.neoforma.com. The definitive proxy statement will be posted on Neoforma’s Web site when it is available. The transaction currently is expected to close in early 2006.

To the best of Neoforma’s knowledge, except for those included in the Staff’s determination letter, there are no other deficiencies, qualitative or quantitative, that would prevent Neoforma’s common stock from continued listing on the Nasdaq Stock Market. Were the Company not to request an appeal hearing before the Panel to review the Staff’s determination, its common stock would be delisted from The Nasdaq Stock Market at the open of business on January 13, 2006.

About Neoforma

Neoforma is a leading supply chain management solutions provider for the healthcare industry. Through a unique combination of technology, information, and services, Neoforma provides innovative solutions to over 1,600 hospitals and suppliers, supporting more than $13 billion in annualized transaction volume. By bringing together contract information and order data, Neoforma’s integrated solution set delivers a comprehensive view of an organization’s supply chain, driving cost savings and better decision-making for both hospitals and suppliers. For more information, point your browser to www.neoforma.com.

Important Additional Information Will Be Filed with the SEC

In connection with the proposed transaction, Neoforma has filed a preliminary proxy statement and other relevant materials with the Securities and Exchange Commission (SEC). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND STOCKHOLDERS OF NEOFORMA ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND OTHER RELEVANT MATERIALS FILED WITH THE SEC, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to Neoforma stockholders that hold shares of Neoforma common stock as of the record date for the transaction. The preliminary and definitive proxy statement and other relevant materials, and any other documents filed by Neoforma with the SEC, may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and stockholders of Neoforma may obtain free copies of the documents filed with the SEC by contacting Innisfree M&A Incorporated, Neoforma’s proxy solicitor, toll-free at 888-750-5834 (banks and brokers may call collect at 212-750-5833). You may also read and copy any reports, statements and other information filed by Neoforma with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s Web site for further information on its public reference room.

Participants in the Solicitation

Neoforma and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Neoforma stockholders in favor of the proposed merger. Information regarding Neoforma’s directors and executive officers is contained in the preliminary proxy statement. As of December 31, 2005, Neoforma’s directors and executive officers beneficially owned 857,981 shares of Neoforma’s common stock, representing 4.1 percent of the outstanding shares of Neoforma’s common stock as of such date. Certain executive officers and directors of Neoforma have interests in the merger that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and restricted stock, the payment of benefits upon the consummation of the merger and continuation of director and officer insurance and indemnification. A more complete description of these interests is contained in the preliminary proxy statement.

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This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements relating to Neoforma’s intention to request a hearing to review the Staff’s delisting determination, the continued listing of Neoforma’s common stock on the Nasdaq Stock Market, the timing of the closing of the merger with GHX and the anticipated receipt by GHX of debt financing. There are a number of risks that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include the risk that there can be no assurance that the Panel will grant Neoforma’s request for continued listing, the risk that conditions to the closing of the merger with GHX may not be satisfied when expected, or at all, and the risk that the merger may not close when expected, or at all. These risks and other risks will be described in the proxy statement relating to the merger, and other risks are described in Neoforma’s periodic reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. These statements are current as of the date of this release and Neoforma assumes no obligation to update the forward-looking information contained in this news release.

Neoforma is a trademark of Neoforma, Inc. Other Neoforma logos, product names and service names are also trademarks of Neoforma, Inc., which may be registered in other countries. Other product and brand names are trademarks of their respective owners.

Contacts:

Rebecca Oles, Neoforma, media, 408.468.4363, rebecca.oles@neoforma.com

Amanda Mogin, Neoforma, investors, 408.468.4251, amanda.mogin@neoforma.com